EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated May 18, 2006 accompanying the consolidated financial statements included in the Annual Report of Pemstar Inc. on Form 10-K for the years ended March 31, 2006 and 2005. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Pemstar Inc. on Forms S-8 (File No. 333-44044, File No. 333-97517 and File No. 333-112974) and Forms S-3 and amendment (File No. 333-75284 and File No. 333-97511).

/s/ Grant Thornton LLP

Minneapolis, Minnesota
June 22, 2006